                                                              EXHIBIT 10.12


                            TRANSKRIT CORPORATION

                            EMPLOYEES' PENSION PLAN


RESTATED AS OF JANUARY 1, 1989


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                             TRANSKRIT CORPORATION
                            EMPLOYEES' PENSION PLAN

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Article 1.       DEFINITIONS                                                1

Article 2.       MEMBERSHIP
          2.01   Membership Requirements                                    9
          2.02   Determination of Service                                   9
          2.03   Events Affecting Membership                                9
          2.04   Membership upon Reemployment                              10

Article 3.       SERVICE
          3.01   Period of Service                                         11
          3.02   Benefit Service                                           13
          3.03   Restoration of Retired Member or Other
                  Former Employee to Service                               14

Article 4.       ELIGIBILITY FOR AND AMOUNT OF BENEFITS
          4.01   Normal Retirement                                         17
          4.02   Late Retirement                                           18
          4.03   Early Retirement                                          19
          4.04   Vesting                                                   19
          4.05   Spouse's Pension                                          20
          4.06   Maximum Benefit Limitation                                21
          4.07   Transfers and Employment with an
                  Affiliated Employer                                      22
          4.08   Special Provisions for Benefits
                  Accrued to January 1, 1994                               23

Article 5.       PAYMENT OF PENSIONS
          5.01   Automatic Forms of Payment                                24
          5.02   Optional Forms of Payment                                 25
          5.03   Election of Options                                       26
          5.04   Commencement of Payments                                  27
          5.05   Distribution Limitation                                   27
          5.06   Direct Rollover of Certain Distributions                  28

Article 6.       CONTRIBUTIONS
          6.01   Employer's Contributions                                  30
          6.02   Return of Contributions                                   30

                             TRANSKRIT CORPORATION
                            EMPLOYEES' PENSION PLAN

                               TABLE OF CONTENTS

                                  (Continued)

                                                                           PAGE
                                                                           ----
Article 7.       ADMINISTRATION PLAN
          7.01   Named Fiduciary and Administrator                         32
          7.02   Responsibility                                            32
          7.03   Meetings                                                  32
          7.04   Action of Majority                                        33
          7.05   Compensation and Bonding                                  33
          7.06   Establishment of Rules                                    33
          7.07   Prudent Conduct                                           33
          7.08   Actuary                                                   33
          7.09   Maintenance of Accounts                                   34
          7.10   Service in More then One Fiduciary Capacity               34
          7.11   Limitation of Liability                                   34
          7.12   Indemnification                                           34

Article 8.       MANAGEMENT OF FUNDS
          8.01   Funding Agent                                             36
          8.02   Exclusive Benefit Rule                                    36
          8.03   Appointment of Investment Manager                         36

Article 9.       GENERAL PROVISIONS
          9.01   Nonalienation                                             37
          9.02   Conditions of Employment Not Affected by Plan             37
          9.03   Facility of Payment                                       38
          9.04   Information                                               38
          9.05   Top-Heavy Provisions                                      38
          9.06   Construction                                              42

Article 10.      AMENDMENT, MERGER AND TERMINATION
          10.01  Amendment of Plan                                         43
          10.02  Merger or Consolidation                                   43
          10.03  Additional Participating Employers                        44
          10.04  Termination of Plan                                       44
          10.05  Limitation Concerning 25 Highest Paid Employees           45

                             TRANSKRIT CORPORATION

                            EMPLOYEES' PENSION PLAN


THE MASCULINE GENDER IS USED FOR SIMPLICITY THROUGHOUT THE PLAN DOCUMENT AND IS INTENDED TO INCLUDE THE FEMININE GENDER.

ARTICLE 1. DEFINITIONS

1.01  "Accrued Benefit" means the normal retirement Pension computed under
       Section 4.01(b) on the basis of the Member's Average Final
       Compensation and Benefit Service as of the date of determination.

1.02 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.07, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.03 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

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                                                                         Page 2

1.04 "Average Final Compensation" means the average annual Compensation of an Employee during the five consecutive calendar years in the last 10 or less calendar years of his Service with the Employer affording the highest such average, or during all of the years of Service if the Member's Service is less than five years. Any calendar year in which an Employee earned compensation for less than six months or, if due to disability, for less than nine months, will be excluded if such exclusion results in a higher Average Final Compensation.

1.05 "Beneficiary" means the person or persons named by a Member by written designation filed with the Committee to receive payments after the Member's death.

1.06 "Benefit Service" means service recognized for purposes of computing the amount of any benefit, determined as provided in Section 3.02.

1.07  "Board of Directors" means the Board of Directors of Transkrit
      Corporation.

1.08 "Break in Service" means a period which constitutes a break in an Employee's Period of Service, as provided in Section 3.01(a).

1.09 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.10 "Committee" or "Pension Committee" means the group of at least one person chosen to administer the plan as provided in Article 7.

1.11 "Compensation" means the amount paid to an Employee for services rendered to the Employer as base salary, overtime, and commissions, as these forms are reported on his Earnings and Wage statement, determined prior to any pre-tax contributions under a "qualified cash or deferred

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                                                                         Page 3

      arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under
      Section 125 of the Code and its applicable regulations). Bonuses and incentive pay shall be excluded from an employee's Compensation for benefit computation purposes. Compensation taken into account for any purpose under the Plan shall not exceed $200,000 per year ($150,000 for Plan years beginning after December 31, 1993). As of January 1 of each calendar year on and after January 1, 1990, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum Compensation to be taken into account for Plan purposes for that calendar year in lieu of the $200,000 (or $150,000) limitation set forth in the preceding sentence. If compensation is determined for a period of less than 12 months, the $200,000 limit (or $150,000) (as adjusted) will be prorated accordingly. In determining the compensation of a participant for purposes of this limitation, the rules of section 414(g)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 (or $150,000) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

1.12  "Effective Date" means July 15, 1963.

1.13 "Effective Date of Restatement" means January 1, 1989, or such earlier date, for any Plan provision, as is required by applicable statute or regulation.

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                                                                         Page 4

1.14 "Eligibility Service" means service recognized in determining eligibility for membership in the Plan, as provided in Section 3.01.

1.15 "Employee" means any person employed by the Employer who receives compensation other than a pension, severance pay, retainer or fee under contract, but excluding any Leased Employee.

1.16 "Employer" means Transkrit Corporation or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 10.03 with respect to its employees. Effective January 1, 1994, "Employee" shall include Short Run Labels, Inc.

1.17 "Equivalent Actuarial Value" means (except as otherwise specified in the Plan) the equivalent value when computed on the basis of the Unisex Pension 1984 Mortality Table and an interest rate of 8%. The Pension Benefit Guaranty Corporation (PBGC) annuity interest rates in effect on the first day of the calendar year of determination shall be used in determining the Lump Sum Value of a benefit, as follows:

      (a)     for lump sum amounts no more than $25,000, all the PBGC rates;

      (b)     for lump sum amounts over $25,000, 120% of the PBGC rates;

      (c)     if the result in (a) is greater than $25,000 and the result in
              (b) is $25,000 or less, the lump sum shall be $25,000.

      (d) if the lump sum value using the immediate annuity PBGC rate results in a greater value than that otherwise determined under this Section 1.17, that value shall be used.

      (e) lump sum values shall be determined as payable at the Member's Normal Retirement Age. If, however, the Member is eligible for Early Retirement under Section 4.03, the

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                                                                         Page 5

              lump sum will be calculated as payable on the Member's Early Retirement Date if that results in a larger value.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19 "Funding Agent" means the trustee or trustees or the legal reserve life insurance company by whom the funds of the Plan are held, as provided in Article 8.

1.20 "Hour of Service" means, with respect to any applicable computation period,

      (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer,

      (b) each hour for which an employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period,

     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or
              (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made.

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                                                                         Page 6

      No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
      Section 2530.200b-2(b) and (c).

1.21 "Leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by the employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.22  "Limitation Year" means the Plan Year.

1.23 "Member" means any person included in the membership of the Plan, as provided in Article 2.

1.24  "Normal Retirement Age" means an Employee's 65th birthday.

1.25 "Normal Retirement Date" means the first day of the calendar month immediately following an Employee's Normal Retirement Age.

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                                                                         Page 7

1.26 "Parental Leave" means a period in which the Employee is absent from work immediately following his or her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.27  "Pension" means annual payments under the Plan as provided in Article 5.

1.28 "Period of Service" means the service used to determine an Employee's vested status and benefit, as defined in Article 3.

1.29 "Plan" means the Transkrit Corporation Employees' Pension Plan as set forth in this document or as amended from time to time.

1.30  "Plan Year" means the calendar year.

1.31 "Prior Plan" means the Transkrit Corporation Hourly Employees' Pension Plan or the Transkrit Corporation Salaried Employees' Pension Plan, whichever is applicable.

1.32  "Qualified Joint and Survivor Annuity" means an annuity described in
      Section 5.01(b).

1.33 "Severance Date" means the earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an Employee is first absent from service,

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                                                                         Page 8

      with or without pay, for any other reason such as vacation, sickness, disability, layoff or leave of absence.

1.34 "Spousal Consent" means written consent given by a Member's spouse to an election made by the Member which specifies the form of Pension and Beneficiary or Beneficiaries designated by the Member. The specified form or specified Beneficiary shall not be changed unless further Spousal Consent is given, unless the spouse expressly waives the right to consent to any future changes. Spousal Consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Member's election. The requirement for Spousal Consent may be waived by the Committee in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.35 "Suspendible Month" means a month in which the Member completes at least 40 Hours of Service with the Employer or an Affiliated Employer.

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                                                                         Page 9

ARTICLE 2. MEMBERSHIP

2.01  Membership Requirements

      Every person in the employ of the Employer shall become a Member of the Plan as of the first day of the calendar month, beginning with the Effective Date, but not before January 1, 1994 for employees of Short Run Labels, Inc., coinciding with or immediately following the date he completes one year of Eligibility Service, provided he is then an Employee.

2.02  Determination of Service

      Solely for purposes of this Article, an Employee shall be credited with one year of Eligibility Service for the 12-month period beginning on the date he first completes an Hour of Service, or any anniversary thereof, if he completes at least 1,000 Hours of Service during that period. Employees of Short Run Labels, Inc. who were such as of August 10, 1993 will be given Eligibility Service for periods of employment prior to August 10, 1993 as if their service with Short Run Labels, Inc. were service with the Employer.

2.03  Events Affecting Membership

      An Employee's membership in the Plan shall end when he is no longer employed by the Employer if he is not entitled to either an immediate or a deferred Pension under the Plan. Membership shall continue while on approved leave of absence from service or during a period while he is not an Employee but is in the employ of the Employer or an Affiliated Employer, but no Benefit Service shall be counted for that period, except as specifically provided in Article 3 and Section 4.08.

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                                                                        Page 10

2.04  Membership upon Reemployment

      If an Employee's membership in the Plan ends and he again becomes an Employee, he shall be considered a new Employee for all purposes of the Plan, except as provided in Section 3.03.

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                                                                        Page 11

ARTICLE 3. SERVICE

3.01  Period of Service

 (a) An Employee's Period of Service shall begin on the date the Employee first completes an Hour of Service and end on the Employee's Severance Date. If an Employee's employment is terminated and he is later reemployed within one year, the period between his Severance Date and the date of his reemployment shall be included in his Period of Service. However, if his employment is terminated during a period of absence from service for reasons such as vacation, sickness, disability, layoff or leave of absence approved by the Employer, the period from his Severance Date to the date of his reemployment shall be included in his Period of Service only if he is reemployed within one year of the first day of that absence. A Break in Service shall occur if an Employee is not reemployed within one year after a Severance Date, provided, however, that if an Employee's employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his Severance Date; and provided further that the first year of such absence for Parental Leave, measured from his Severance Date, shall not be considered in determining the Employee's "period of Break in Service" for purposes of Section 3.03(d). If the Employee has a Break in Service, any period before the Break in Service shall be excluded from his Period of Service, except as provided in Section 3.03.

 (b) If an Employee shall have been absent from the service of the Employer because of service in the Armed Forces of the United States and if he shall have returned to the service of the Employer

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                                                                        Page 12

      having applied to return while his reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be included in his Period of Service.

 (c) A period during which an Employee is on a leave of absence approved by the Employer shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Committee may authorize that a Period of Service be included for any portion of a period of leave that is not counted as a Period of Service under paragraph (a) of this Section.

 (d) For purposes of determining eligibility for membership and vesting, each of the following periods of service shall be counted in a person's Period of Service to the extent that it would be recognized under paragraph (a) through (c) above with respect to Employees:

       (i) a period of service as an employee, but not an Employee, of the Employer,

      (ii)   a period of service as an employee of an Affiliated Employer, and

     (iii) in the case of a person who is a Leased Employee before or after a period of service as an Employee or a period of service described in (i) or (ii) above, a period during which he has performed services for the Employer or an Affiliated Employer as a Leased Employee.

      (iv) a period during which a Member is disabled and eligible to receive payments under the Employer's or an Affiliated Employer's long term disability benefits program or is entitled to receive disability benefits under the Social Security Act provided he provides evidence as required by the Committee of continuing eligibility for such benefit.

       (v) a period of service with Short Run Labels, Inc., provided the person was an employee of Short Run Labels, Inc. on August 10, 1993.

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                                                                        Page 13

      The Break in Service rules of Section 3.03 shall be applied as though all such periods of service were service as an Employee.

3.02  Benefit Service

 (a) Except as provided below, all Periods of Service as an Employee after becoming a Member shall be Benefit Service under the Plan. Any period between a Severance Date and a reemployment date which is counted as a Period of Service as provided in Section 3.01(a) shall not be counted as Benefit Service.

 (b) Benefit Service shall include any period of absence from service with the Employer due to service in the Armed Forces of the United States which is counted in a Member's Period of Service as provided in Section 3.01(b). Under rules uniformly applicable to all Employees similarly situated, the Committee may count as Benefit Service any period, not more than two years, during which an Employee is on an approved leave of absence which is counted as a Period of Service as provided in Section 3.01(c).

 (c) Benefit Service shall not be credited for any period in which a Member is not an Employee but is in the employ of the Employer, or in the employ of an Affiliated Employer, or performing services for the Employer or an Affiliated Employer as a Leased Employee.

 (d) In no event shall Benefit Service be less than that credited through December 31, 1988 based on the Plan provisions in effect on that date.

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                                                                        Page 14

 (e) No Benefit Service shall be credited to Short Run Labels, Inc. employees for periods prior to August 10, 1993, and the maximum amount of Benefit Service earned for the period August 10, 1993 through December 31, 1993 shall be 4.5 months.

 (f) Other than the situation discussed in (e) above, a Member will earn a full month of Benefit Service if he completes 16 days of service in that month, and no Benefit Service otherwise.

3.03  Restoration of Retired Member or Other Former Employee to Service

 (a) If a Member in receipt of a Pension is restored to service with the Employer or an Affiliated Employer as an Employee, the following shall apply:

      (i) If his restoration to service occurs prior to his Normal Retirement Date his Pension shall cease and any election of an optional benefit in effect shall be void. If his restoration to service occurs after his Normal Retirement Date (i) his Pension shall be suspended during each Suspendible Month (unless the provisions of Sections 4.02(c) and 5.04(b) are applicable), and
             (ii) any optional benefit shall remain in effect, unless the Member shall elect otherwise; if the Member had commenced payment prior to his Normal Retirement Date, however, any additional Pension he accrues after his restoration to service shall be paid to his surviving spouse in accordance with the provisions of Section 4.06 if he should die in active service.

     (ii) Any Period of Service and Benefit Service to which he was entitled when he retired or terminated service shall be restored to him.

    (iii) Upon later retirement or termination his Pension shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not in the service of the Employer, reduced by an amount of Equivalent Actuarial

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                                                                        Page 15

             Value to the benefits, if any, he received before the earlier of the date of his restoration to service or his Normal Retirement Date.

     (iv) The part of the Member's Pension upon later retirement payable with respect to Benefit Service rendered before his previous retirement or termination of service shall never be less than the amount of his previous Pension modified to reflect any option in effect on his later retirement.

      (v) Upon later retirement of a Member in service after his Normal Retirement Date, payment of the Member's Pension shall resume no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3 in a consistent and nondiscriminatory manner.

 (b) If a Member entitled to but not in receipt of a Pension is restored to service, his Period of Service and Benefit Service shall be determined as provided in Sections 3.01 and 3.02.

 (c) If a Member entitled to but not in receipt of a Pension is restored to service with the Employer after having had a Break in Service or if a former Member who received a lump sum settlement in lieu of a Pension is restored to service with the Employer, the following shall apply:

      (i) Upon completion of one year of a Period of Service following the Break in Period of Service the Service to which he was previously entitled shall be restored to him, and, if applicable, he shall again become a Member as of his date of restoration to service as an Employee.

      (ii) Any Benefit Service to which the Member was entitled at the time of his termination of service shall be restored to him.

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                                                                        Page 16

    (iii) Upon later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (c), his Pension shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not in the service of the Employer.

 (d) If a former Member who is not entitled to a Pension is restored to service after having had a Break in Service, the following shall apply:

      (i) Upon completion of a one year Period of Service following the Break in Service, he shall again become a Member as of his date of restoration to service as an Employee.

      (ii) Upon his restoration to membership, the Period of Service to which he was previously entitled shall be restored to him if his period of Break in Service does not equal or exceed the greater of (A) five years, or (B) his Period of Service before his Break in Service, determined at the time of the Break in Service, excluding any Period of Service disregarded under this paragraph
            (d) by reason of any earlier Break in Service.

      (iii) Any Benefit Service to which the Member was entitled at the time of his termination of service which is included in the Period of Service so restored shall be restored to him.

      (iv) Upon later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (d), his Pension, if any, shall be based on the benefit formula then in effect and his Compensation and Benefit Service before and after the period when he was not an Employee.

 (e) An Employee who has received a lump sum payment equal to the value of his vested benefit at the time of his termination and is rehired will, upon subsequent retirement, have his Accrued Benefit reduced by the vested benefit for which he received a lump sum payment.

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                                                                        Page 17

ARTICLE 4. ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.01  Normal Retirement

 (a) The right of a Member to his normal retirement Pension shall be nonforfeitable as of his Normal Retirement Age. A Member may retire from service on a normal retirement Pension beginning on his Normal Retirement Date or he may postpone his retirement and remain in service after his Normal Retirement Date, in which event the provisions of
      Section 4.02 shall be applicable.

 (b) Subject to the provisions of Section 5.01 and effective January 1, 1989, the annual normal retirement Pension payable upon retirement on a Member's Normal Retirement Date shall be equal to the sum of:

      (i) .4% of the Member's Average Final Compensation multiplied by his Benefit Service completed before July 15, 1971,

      (ii) .7% of the Member's Average Final Compensation multiplied by his Benefit Service earned after July 15, 1971, and

     (iii) an additional 0.3% of the Member's Average Final Compensation multiplied by his Benefit Service earned while an employee of Short Run Labels, Inc.

 (c)  Former Prior Plan Participants shall receive the benefit described in
      (b) for service after December 31, 1988 plus the benefit accrued through December 31, 1988 under the Prior Plan formula multiplied by Average Final Compensation as of the determination date and divided by Average Final Compensation as of December 31, 1988, if this provides a greater benefit than that calculated under Section 4.01(b). If the PIA offset to the accrued benefit calculated as of

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                                                                        Page 18

      December 31, 1988 is greater than 50% of the accrued benefit calculated before such offset, it will be reduced so that it is no more than 50% of such benefit.

4.02  Late Retirement

 (a) If a Member postpones his retirement as provided in Section 4.01(a), he shall be retired from service on a late retirement Pension on the first day of the calendar month after the Committee receives his written application to retire.

 (b) A Member who remains in service after his Normal Retirement Date shall be entitled to a monthly retirement Pension for each month during the postponement period which does not constitute a Suspendible Month. Upon later retirement, the Member shall be entitled to an immediate late retirement Pension beginning on the Member's late retirement date and, subject to the provisions of Section 5.01, shall be equal to the amount determined in accordance with Section 4.01 based on the Member's Benefit and Average Final Compensation as of his late retirement date.

 (c) In the event a Member's Pension is required to begin under Section 5.05 while the Member is in active service, such required beginning date shall be the Member's Annuity Starting Date for purposes of Article 5 and the Member shall receive a late retirement Pension commencing on or before such required beginning date in an amount determined as if he had retired on such date. As of each succeeding January 1 prior to the Member's actual late retirement date (and as of his actual late retirement date), the Member's Pension shall be recomputed to reflect additional accruals. The Member's recomputed Pension shall then be reduced by the Equivalent Actuarial Value of the total payments of his late retirement Pension made with respect to Suspendible

      Months of continued employment which were paid prior to each such recomputation to arrive at the Member's late retirement Pension;
      provided that no such reduction shall reduce the Member's late retirement Pension below the amount of late retirement Pension payable to the Member prior to the recomputation of such Pension.

4.03  Early Retirement

 (a) A Member who has not reached his Normal Retirement Date but who has reached his 60th birthday and whose Period of Service is not less than 15 years shall be retired from service on an early retirement Pension on the first day of the calendar month after the Committee receives his written application to retire.

 (b) The early retirement Pension shall be a deferred Pension beginning on the Member's Normal Retirement Date and, subject to the provisions of
      Section 5.01, shall be equal to his Accrued Benefit. Nevertheless, the Member may elect to receive an early retirement Pension beginning on the first day of any calendar month after satisfying the Early Retirement eligibility requirements before his Normal Retirement Date. In that case, the Member's Pension shall be equal to the deferred Pension reduced by 1/180 for each month that the date of commencement of such early retirement pension precedes the Member's Normal Retirement Date.

4.04  Vesting

 (a) A Member shall be 100 percent vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of a five year Period of Service. In addition, any Member who terminates prior to January 1, 1994 but after the Effective Date of Restatement shall be 100 percent vested in his Accrued Benefit if he has completed five Plan Years during each of which he has earned 1,000

      Hours of Service. If the Member's employment with the Employer is subsequently terminated for reasons other than retirement or death, he shall be eligible for a vested Pension after the Committee receives his written application for the Pension.

 (b) The vested Pension shall begin on the Member's Normal Retirement Date and, subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. Nevertheless, the Participant may elect to have his vested Pension begin on the first day of any calendar month before his Normal Retirement Date, in which case the Member's Pension shall be equal to the Equivalent Actuarial Value of his Accrued Benefit.

4.05  Spouse's Pension

 (a)  If a married Member:

      (i) dies in active service and prior to his Annuity Starting Date having met the requirements for any Pension, or

      (ii) dies after retiring on any Pension, or after terminating service with entitlement to a vested Pension, but in either case before his Annuity Starting Date,

      a spouse's Pension shall be payable to his surviving spouse for life provided that he and his spouse have been married throughout the one-year period ending on the date of his death.

 (b) The spouse's Pension shall commence on what would have the Member's Normal Retirement Date (or the first day of the month following his date of death, if later). However, the spouse may elect to begin receiving payments as of the first day of any month following the Member's date of death and prior to what would have been his Normal Retirement Date.

 (c) The spouse's Pension shall be equal to the amount of benefit the spouse would have received if the Pension to which the Member was entitled at his date of death had commenced on his Normal Retirement Date (or the first day of the month following his date of death, if later) in the form of a Qualified Joint and Survivor Annuity and the Member had died immediately thereafter. However, if within the 90 day period prior to his Annuity Starting Date a Member has elected an optional form of Pension which provides for monthly payments to his spouse for life in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option for the life of the Member and such option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity, such optional form of Pension shall be used for computing the spouse's Pension instead of the Qualified Joint and Survivor Annuity. If the spouse elects early commencement in accordance with paragraph (b) above, the amount of the Pension payable to the spouse will be based on the amount of early retirement Pension to which the Member would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Section 4.03(b). The spouse may elect to receive the Spouse's Pension as a Lump Sum of Equivalent Actuarial Value.

4.06  Maximum Benefit Limitation

      The maximum annual Pension payable to a Member under the Plan shall be subject to the limitations set forth in Section 415 of the Code and any regulations issued thereunder. If a Member is a participant in any qualified defined contribution plan required to be taken into account for purposes of applying the combined plan limitations contained in
      Section 415(e) of the Code, then for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in said Section 415(e), shall not exceed 1.0. If for any year the foregoing combined plan limitation would be exceeded, the benefit provided under this Plan shall be reduced to the extent necessary to meet that limitation.

4.07  Transfers and Employment with an Affiliated Employer

 (a) If an Employee (i) becomes employed by the Employer in any capacity other than as an Employee as defined in Article 1, or (ii) becomes employed by an Affiliated Employer, or (iii) becomes a Leased Employee, he shall retain any Benefit Service he has under this Plan. Upon his later retirement or termination of employment with the Employer or Affiliated Employer (or upon benefit commencement in the case of a Leased Employee), any benefits to which the Employee is entitled under the Plan shall be determined under the Plan provisions in effect on the date he ceases to be an Employee, and only on the basis of his Benefit Service accrued while he was an Employee, but including his Compensation until such retirement or termination of employment.

 (b) Subject to the Break in Service provisions of Article 3, in the case of a person who (i) was originally employed by the Employer in any capacity other than as an Employee as defined in Article 1, or (ii) was originally employed by an Affiliated Employer, or (iii) was originally providing services to the Employer as a Leased Employee, and thereafter becomes an Employee, upon his later retirement or termination of employment, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Benefit Service accrued while he is an Employee.

4.08  Special Provisions for Benefits Accrued Prior to January 1, 1994

      Unless otherwise provided under the plan, each section 401(a)(17) employee's accrued benefit under this plan will be the greater of the accrued benefit determined for the employee under (a) or (b) below:

 (a) the employee's accrued benefit determined with respect to the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the plan for the purposes of benefit accruals, or

 (b)  the sum of:

      (i) the employee's accrued benefit as of the last day of the last plan year beginning before January 1, 1994, frozen in accordance with
            Section 1.401(a)(4)-13 of the regulations, and

      (ii) the employee's accrued benefit determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for plan years beginning on or after January 1, 1994, for purposes of benefit accruals.

      A section 401(a)(17) employee means an employee whose current accrued benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.

ARTICLE 5. PAYMENT OF PENSIONS

5.01  Automatic Form of Payment

 (a) If the Member is not married on his Annuity Starting Date and has not elected an optional benefit as provided in Section 5.02, his Pension shall be payable in monthly installments ending with the last monthly payment before death.

 (b) If the Member is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in Section 5.02, the Pension payable shall be in the form of a Qualified Joint and Survivor Annuity of Equivalent Actuarial Value to the Pension otherwise payable, providing for a reduced Pension payable to the Member during his life, and after his death providing that one-half of that reduced Pension will continue to be paid during the life of, and to, the spouse to whom he was married at his Annuity Starting Date. Notwithstanding the preceding, if an option described in Section 5.02 provides for payments continuing after the Member's death for the life of a Beneficiary at a rate of at least 50% but not more than 100% of the Pension payable for the life of the Member and if such option, with the spouse to whom the Member is married on his Annuity Starting Date named as Beneficiary, would be of greater actuarial value than the joint and survivor annuity described above, such option with such spouse as Beneficiary shall be the Qualified Joint and Survivor Annuity.

 (c) In any case, a lump sum payment of Equivalent Actuarial Value shall be made in lieu of all benefits if the present value of the Pension payable to or on the behalf of the Member determined as of the Member's Normal Retirement Date or actual termination of service, if later, amounts to $3,500 or less. In determining the amount of a lump sum payment payable under this paragraph, the interest rate to be used shall be equal to that which would be used by the Pension

      Benefit Guaranty Corporation for valuing immediate or deferred annuities, whichever is applicable, for single employer plans that terminate on the first day of the Plan Year in which the Annuity Starting Date occurs. The lump sum payment shall be made as soon as administratively practicable following the Member's termination of service or death, but in any event prior to the date his Pension payments would have otherwise commenced. In the event a Member is not entitled to any Pension upon his termination of employment, he shall be deemed cashed-out under the provisions of this paragraph (d) as of the date he terminated service.

5.02  Optional Forms of Payment

      Any Member may, subject to the provisions of Section 5.03, elect to convert the Pension otherwise payable to him into an optional benefit of Equivalent Actuarial Value, as provided in one of the options named below.

      OPTION 1.    A Pension payable for the Member's life, with no Pension
                   payable after his death.

      OPTION 2.    A modified Pension payable during the Member's life, and
                   after his death payable during the life of, and to, the spouse to whom he was married at the time of his benefit commencement.

      OPTION 3.    A modified Pension payable during the Member's life; if the
                   Member dies within 10 years of his Annuity Starting Date, the balance of those monthly payments shall be paid to the Beneficiary named by him when he elected the option;
                   provided that if the Beneficiary does not survive the 10 year period, a lump sum payment of Equivalent Actuarial
                   Value to the remaining payments shall be paid to the estate of the last to survive of the Member and the Beneficiary.

      OPTION 4.    A single lump sum.

      If a Member dies after Pension payments have commenced, any payments continuing on to his spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member's date of death.

5.03  Election of Options

 (a) A married Member's election of any option shall only be effective if Spousal Consent to the election is received by the Committee, unless:

      (i) the option provides for monthly payments to his spouse for life after the Member's death, in an amount equal to at least 50% but not more than 100% of the monthly amount payable under the option to the Member, and

      (ii) the option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity.

 (b) The Employer shall furnish to each Member, no less than 30 days and no more than 90 days, before his Annuity Starting Date a written explanation in nontechnical language of the terms and conditions of the Pension payable to the Member in the normal and optional forms described in Sections 5.01 and 5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Member may have to defer commencement of his Pension, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the Member to make, and to revoke, elections under Section
      5.02. An election under Section 5.02 shall be made on a form provided by the Committee and may be made during the 90-day period ending on the Member's Annuity Starting Date, but not prior to the date the Member receives the written explanation described in this paragraph (b).

 (c) An election of an option under Section 5.02 may be revoked on a form provided by the Committee, and subsequent elections and revocations may be made at any time and from time to time during the 90-day election period. An election of an optional benefit shall be effective on the Member's Annuity Starting Date. A revocation of any election shall be effective when the completed form is filed with the Committee. If a Member who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked except as provided in Section 4.06(c). If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

5.04  Commencement of Payments

 (a) Except as otherwise provided in Article 4 or this Article 5, payment of a Member's Pension shall begin as soon as administratively practicable following the latest of (i) the Member's 65th birthday, (ii) the fifth anniversary of the date on which he became a Member, or (iii) the date he terminates service with the Employer, (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or
      (iii) occurs).

5.05  Distribution Limitations

      Notwithstanding any other provision of this Article 5, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Sec. 1.402(a)(9)-2 of the proposed regulations. Further, such regulations shall override any plan provision that is inconsistent with Section 401(a)(9) of the Code.

5.06  Direct Rollover of Certain Distributions

 (a) This Subsection applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Subsection, a distributee may elect, at the time and in the manner prescribed by the Retirement Board, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

 (b)  The following definitions apply to the terms used in this Subsection:

      (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

      (ii) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (iii) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

      (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

 (c) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

      (i) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

      (ii) the participant, after receiving the notice, affirmatively elects a distribution.

ARTICLE 6. CONTRIBUTIONS

6.01  Employer's Contributions

      It is the intention of the Employer to continue the Plan and make the contributions that are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Employer's contributions otherwise payable.

6.02  Return of Contributions

 (a) If a contribution is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and if the Commissioner of Internal Revenue, on timely application made after the establishment of the Plan, determines that the Plan is not initially so qualified, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, said contribution shall be returned to the Employer without interest. The return shall be made within one year after the date of the final determination of the denial of qualification. The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

 (b) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

 (c) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

ARTICLE 7. ADMINISTRATION OF PLAN

7.01  Named Fiduciary and Administrator

      The Employer shall be the "named fiduciary" within the meaning of Section 402(a) of ERISA, and shall carry out the duties of the "administrator" of the Plan as imposed under ERISA.

7.02  Responsibility

      The Employer shall appoint a Pension Committee or "Committee" of not less than one person which shall be responsible for providing for the general administration of the Plan and for carrying out the provisions of the Plan. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan. The Committee shall have discretionary authority to interpret the Plan (including but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member). The determination of the Committee as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law. In providing for the administration of the Plan, the Committee may delegate responsibilities for the operation and administration of the Plan by written document filed with the Plan records.

7.03  Meetings

      The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

7.04  Action of Majority

      Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

7.05  Compensation and Bonding

      No member of the Committee shall receive any compensation from the Plan for his services as such and no bond or other security need be required of him in that capacity in any jurisdiction.

7.06  Establishment of Rules

      Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business.

7.07  Prudent Conduct

      The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

7.08  Actuary

      As an aid to the Committee in fixing the rate of contributions payable to the Plan, the actuary designated by the Committee shall make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Committee the rates of contribution which he recommends for use.

7.09  Maintenance of Accounts

      The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan.

7.10  Service in More than One Fiduciary Capacity

      Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

7.11  Limitation of Liability

      The Employer, the Directors of the Employer, the members of the Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

7.12  Indemnification

      The members of the Committee, Directors, officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer.

ARTICLE 8.  MANAGEMENT OF FUNDS

8.01   Funding Agent

       All the funds of the Plan shall be held by a Funding Agent appointed from time to time by the Board of Directors under a trust instrument or an insurance or annuity contract adopted, or as amended, by the Employer for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Funding Agent.

8.02   Exclusive Benefit Rule

       Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan. However, expenses of the Plan may be paid from the Plan's assets to the extent not paid by the Employer.

8.03   Appointment of Investment Manager

       The Employer may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Employer shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

ARTICLE 9. GENERAL PROVISIONS

9.01  Nonalienation

      Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

 (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

 (b)  is made pursuant to a State domestic relations law,

 (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

 (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Committee.

      If the present value of any series of payments meeting the criteria set forth in clauses (a) through (d) above amounts to $3,500 or less, a lump sum payment of Equivalent Actuarial Value, determined in the manner described in Section 5.01(d), shall be made in lieu of the series of payments.

9.02  Conditions of Employment Not Affected by Plan

      The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

9.03  Facility of Payment

      If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

9.4   Information

      Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

9.05  Top-Heavy Provisions

 (a)  The following definitions apply to the terms used in this Section:

        (i) "applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;

       (ii) "top-heavy ratio" means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to
            (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has performed services for the Employer at any time during the 5-year period ending on the applicable determination date, regardless of whether such employee earned compensation during such period, any accrued benefit for such individual (and the account of such individual) shall be taken into account;

     (iii) "applicable valuation date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

      (iv) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employee's remuneration from the Employer or an Affiliated Employer;

       (v)  "non-key employee" means any employee who is not a key employee;

      (vi) "average remuneration" means the average annual remuneration of a Member for the five consecutive years of his Eligibility Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Employer or an Affiliated Employer, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

     (vii) "required aggregation group" means each other qualified plan of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

    (viii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

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                                                                         Page 40

 (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with
      Section 416(g)(3) and (4)(B) of the Code on the basis of the Unisex Pension 1984 Mortality Table and an interest rate of 5 percent per year compounded annually. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Employer's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

 (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:

        (i) In lieu of the vesting requirements specified in Section 4.04, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below, as set forth in the following vesting schedule:

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                                                                         Page 41

               Years of Eligibility Service         Percentage Vested
               ----------------------------         -----------------

                     Less than 2 years                         0%
                                    2 years                   20
                                    3 years                   40
                                    4 years                   60
                         5 or more years                     100

      (ii) The Accrued Benefit of a Member who is a non-key employee shall not be less than two percent of his average remuneration multiplied by the number of years of his Eligibility Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. That minimum benefit shall be payable at a Member's Normal Retirement Date.

            If payments commence at a time other than the Member's Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to that minimum benefit.

     (iii) With respect to benefits accruing during any Plan Year beginning before 1989 for which the Plan is top-heavy, Compensation taken into account under the Plan may not exceed the first $200,000 of annual remuneration paid to an Employee for services rendered to the Employer, as reported on Form W-2.

      (iv) The multiplier "1.25" in Sections 415(e)(2)(B)(i) and (3)(B)(i) of the Code shall be reduced to "1.0", and the dollar amount "$51,875" in Section 415(e)(6)(B)(i)(I) of the Code shall be reduced to $41,500".

 (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

       (i) The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph
            (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

      (ii) If a Member has completed three years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in paragraph
            (c)(i) above shall continue to be applicable.

     (iii) If a Member has completed at least two, but less than three, years of Eligibility Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 4.04 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member's Accrued Benefit be less than the percentage determined under paragraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

9.06  Construction

 (a) The Plan shall be construed, regulated and administered under ERISA as in effect from time to time, and the laws of New York, except where ERISA controls.

 (b) The masculine pronoun shall mean the feminine where appropriate, and vice versa.

 (c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

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                                                                         Page 43

ARTICLE 10. AMENDMENT, MERGER AND TERMINATION

10.1  Amendment of Plan

      The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. Additionally, any Employee with three years of service may elect to have his nonforfeitable percentage continue to be calculated on the basis of the Plan's provisions before the amendment.

10.2  Merger or Consolidation

      The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

10.03     Additional Participating Employers

(a) If any company is now or becomes a subsidiary or associated company of an Employer, the Board of Directors may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

(b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the funds of the Plan held on account of Members in the employ of that company shall be determined by the Committee and shall be applied as provided in Section 10.04 if the Plan should be terminated, or shall be segregated by the Funding Agent as a separate trust, pursuant to certification to the Funding Agent by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

10.04     Termination of Plan

          The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.02. However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employer. The Committee shall determine on the basis of acturial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.


10.05    Limitations Concerning Highly Compensated Employees

(a) In the event of plan termination, the benefit of any highly compensated employee (and any highly compensated former employee) is limited to a benefit that is nondiscriminatory under section 401(a)(4).

(b)(i) Annual payments to an employee described in paragraph (ii) below are restricted to an amount equal in each year to the payments that would be made on behalf of the employee under-

         (A) A straight life annuity that is the actuarial equivalent of the accrued benefit and other benefits to which the employee is entitled under the plan (other than a social security supplement), and

         (B) The amount of the payments that the employee is entitled to receive under a social security supplement. The restrictions in this paragraph (b) do not apply, however, if any one of the following requirements is satisfied-

              (1) After payment to an employee described in paragraph (ii) below of all benefits payable to the employee under the plan, the value of plan assets equals or exceeds 110 percent of the value of current liabilities, as defined in Code
                    Section 412(l)(7).

              (2) The value of the benefits payable to the employee under the plan for an employee described in paragraph (ii) below is less than 1 percent of the value of current liabilities before distribution, or

              (3) The value of the benefits payable to the employee under the plan for an employee described in paragraph (ii) below does not exceed the amount described in Code
                    Section 411(a)(11)(A) (restrictions on certain mandatory distributions).

     (ii) The employees whose benefits are restricted on distribution include all highly compensated employees and highly compensated former employees. In any one year, the total number of employees whose benefits are subject to restriction under this section can be limited by the plan to a group of not less than 25 highly
            compensated employees and highly compensated former employees.   If
            the group of affected employees is so limited by the plan, the group must consist of those highly compensated employees and highly compensated former employees with the greatest compensation in the current or any prior year. Plan provisions defining or altering the group of employees whose benefits are restricted under this Section 10.05 may be amended at any time without violating Code
            Section 411(d)(6).

     (iii) "Benefit" defined. For purposes of this Section 10.05, the term "benefit" includes, among other benefits, loans in excess of the amounts set forth in section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

      (iv)  Determination of current liabilities.  For purposes of this
            Section 10.05, the value of current liabilities is reported on Schedule B of the employer's most recent, timely filed Form 5500 or Form 5500 C/R.

      (v) The value of plan assets and the value of current liabilities will be determined as of the same date.

(c) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.